EXHIBIT 99.1

Comverse To Acquire The GSS Division of CSG Systems

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NEW YORK, NY  October 7, 2005

Comverse Technology, Inc. (NASDAQ: CMVT) today announced that Comverse Inc. has signed a definitive agreement to acquire the GSS division and certain related assets of CSG Systems International, Inc. (NASDAQ: CSGS), for approximately $251 million in cash, subject to certain adjustments. The combination of GSS, a leader in software-based billing solutions, with Comverse's Real-Time Billing group, is expected to expand significantly Comverse's addressable market, and enhance its leadership position in the emerging converged billing market, serving wireless, wireline, cable, satellite, and Internet-based service providers.

The acquisition, which is expected to close by the end of Comverse Technology's fiscal 2005 (ending January 31, 2006), is projected to be slightly accretive to the company's fiscal 2006 pro forma net income. Pro forma net income excludes the impact of purchase accounting adjustments related to the write-down of deferred revenue, amortization of intangibles, and other acquisition-related costs, among other items.

Kobi Alexander, Chairman and CEO of Comverse Technology, said, "We believe the emerging converged billing market is approaching an inflection point, and that a significant growth opportunity is at hand. Converged billing is expected to be a fast growing, and ultimately one of the largest, segments of the overall billing market. This combination is expected to enhance our leadership position as a supplier of converged billing solutions, and additionally will open up cross-selling growth opportunities for data, messaging, content, and billing solutions into our respective customer bases."

Zeev Bregman, CEO of Comverse, the company's network systems unit, said, "GSS complements our product portfolio, technology, customer footprint, and strategic direction. Most service providers today rely on disparate solutions for billing, including highly customized, inflexible systems serving specific customer and application segments, including prepaid, post-paid, fixed, and wireless. As services and networks converge, so too will billing solutions, addressing the different types of convergence, such as prepaid/post-paid, fixed/mobile, and data/voice. We believe that flexible, software-centric product modules, such as those provided by GSS and Comverse, are best suited to meet the needs of service providers going forward. In addition, we believe service providers will appreciate the advantages of having both value-added services and billing solutions provided by the same supplier. These advantages include faster time-to-market for new services, greater flexibility in service segmentation, modification, and targeted marketing campaigns, and lower total cost of ownership. This growth-driven initiative is expected to position Comverse for long-term leadership in the emerging and expanding converged billing market, expand our customer base and scale, enhance the leadership position of both GSS and Comverse in their respective domains, and introduce new cross-selling growth opportunities into both customer bases."

GSS brings to Comverse a broad suite of software-based billing solutions, supporting the voice, data, video, and e-commerce offerings of approximately 150 service providers, including wireless, wireline, cable, satellite, and Internet-based companies. GSS customers include Bharti, British Sky Broadcasting, BSNL, BT, China Telecom, eBay, France Telecom, O2, Telecom Italia and certain Vodafone entities.

The combination of GSS and Comverse's Real-Time Billing group is expected to result in the creation of a leading supplier of converged billing solutions, and one of the leading overall suppliers of billing solutions for wireless and fixed service providers.

For the six months ended June 30, 2005, GSS and the related assets to be acquired generated revenues of approximately $83.6 million dollars. The acquisition is subject to certain closing conditions.

CONFERENCE CALL INFORMATION
A conference call to discuss the GSS acquisition will be conducted October 7, 2005, at 8:30am EDT. Participants should dial 706-643-1670. A replay will be available for seven days at 706-645-9291, access code 1306006.

A LIVE WEBCAST OF THE CALL MAY BE ACCESSED BY CLICKING THIS LINK:
COMVERSE AUDIO WEBCAST
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The webcast will be available for replay for seven days.

ABOUT COMVERSE TECHNOLOGY, INC.
Comverse Technology, Inc. (NASDAQ: CMVT), through its Comverse business unit, is the world's leading provider of software and systems enabling network-based multimedia enhanced communication services. These value-added enhanced services solutions, along with the Company's real-time billing solutions, comprise Comverse's Total Communication(TM) portfolio. Comverse's Total Communication


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portfolio addresses four primary categories: call completion and call management solutions; advanced messaging for groups, communities and person-to-person communication; solutions and enablers for the management and delivery of data and content-based services; and real-time billing and account management solutions for dynamic service environments. Other Comverse Technology business units include: Verint Systems (NASDAQ: VRNT), a leading provider of analytic software-based solutions for communications interception, networked video security and business intelligence; and Ulticom (NASDAQ: ULCM), a leading provider of service enabling signaling software for wireline, wireless and Internet communications. Comverse Technology is an S&P 500 and NASDAQ-100 Index company. For additional information, visit the Comverse Technology website at www.cmvt.com.

Note: This release may contain "forward-looking statements" under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from forecasts and estimates. Important factors that could cause actual results to differ materially include, among others: risks associated with integrating the business and employees of the GSS division of CSG Systems, International; changes in the demand for the Company's products; changes in capital spending among the Company's current and prospective customers; the risks associated with the sale of large, complex, high capacity systems and with new product introductions as well as the uncertainty of customer acceptance of these new or enhanced products from either the Company or its competition; risks associated with rapidly changing technology and the ability of the Company to introduce new products on a timely and cost-effective basis; aggressive competition may force the Company to reduce prices; a failure to compensate any decrease in the sale of the Company's traditional products with a corresponding increase in sales of new products; risks associated with changes in the competitive or regulatory environment in which the Company operates; risks associated with prosecuting or defending allegations or claims of infringement of intellectual property rights; risks associated with significant foreign operations and international sales and investment activities, including fluctuations in foreign currency exchange rates, interest rates, and valuations of public and private equity; the volatility of macroeconomic and industry conditions and the international marketplace; risks associated with the Company's ability to retain existing personnel and recruit and retain qualified personnel; and other risks described in filings with the Securities and Exchange Commission. These risks and uncertainties, as well as others, are discussed in greater detail in the filings of the Company with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. These documents are available through the Company, or its website, www.cmvt.com, or through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov. The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.


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CONTACTS:
Paul D. Baker
Comverse Technology, Inc.
One Huntington Quadrangle
Melville, New York 11747
(516) 677-7226